                                                                EXHIBIT 99(a)


             National Fuel Achieves Record Earnings For Fiscal 2000
                       And Reports Fourth Quarter Results


(October 25, 2000) Buffalo, New York: National Fuel Gas Company ("National Fuel" or the "Company") (NYSE:NFG) today reported record annual earnings for its fiscal year ended September 30, 2000 of $127.2 million, or $3.25 per share
($3.21 per share on a diluted basis). This compares with earnings of $115.0 million, or $2.98 per share ($2.95 per share on a diluted basis) for the fiscal year ended September 30, 1999.

         Earnings for the quarter ended September 30, 2000 were $2.2 million, or $0.06 per share (basic and diluted). This compares with earnings of $4.4 million, or $0.11 per share (basic and diluted), for the quarter ended September 30, 1999.

         Bernard J. Kennedy, Chairman and Chief Executive Officer of National Fuel, remarked: "We have known all along that companies with real assets can deliver real earnings, thus providing real value for all. The success we see here is testimony to that belief."

DISCUSSION OF FOURTH QUARTER EARNINGS

         The decrease in earnings of $2.2 million for the quarter as compared with the prior year's quarter was the result of a larger loss in the Utility segment (which typically incurs a loss in the summer quarter) and lower earnings in the Pipeline and Storage, Timber (which had a slight loss this quarter), and Energy Marketing segments, and in Corporate operations. These decreased earnings were offset in part by higher earnings in the Exploration and Production segment and a lower loss in the International segment (which also typically incurs a loss in the summer quarter).

         The increase in the market price of National Fuel's stock during the quarter ended September 30, 2000, while benefiting shareholders, carried with it the required recognition of $6.6 million (after tax) of expense for stock appreciation rights ("SARs"). This expense is spread across all segments, with the greatest impact on the larger segments. On a fiscal year to date basis, the expense related to SARs was $9.2 million (after tax), and reflects the stock price increase from September 30, 1999 to September 30, 2000.

         The Utility segment's fourth quarter fiscal 2000 loss was $11.2 million, or $5.6 million greater when compared with the fourth quarter of fiscal 1999. The current quarter's higher loss resulted mainly from various true-up adjustments related to the September 30, 2000 conclusion of the two year rate settlement with the New York State Public Service Commission ("NYPSC")

                                     -more-

National Fuel, 4th Quarter Earnings
2000 Fiscal Year Results
Page 2.

and from the SARs expense. As previously announced, a new three year rate settlement agreement was recently approved by the NYPSC.

         In the Pipeline and Storage segment, earnings of $4.9 million for the quarter ended September 30, 2000 were down $4.8 million compared to the fourth quarter of fiscal 1999. Reasons for the decrease included the SARs expense and the fact that the fourth quarter of fiscal 1999 included the recovery of certain project costs that had been previously written-off, and the recovery through insurance of a previously expensed base gas loss.

         The Timber segment had a slight loss of $0.04 million for the quarter ended September 30, 2000, or $0.4 million less in earnings than last fiscal year's fourth quarter. This decrease is the result of costs associated with this segment's timber cruise (a study to determine the estimated board feet of standing timber by tract and species) and costs related to the start up of new kilns and a new sawmill.

         The Energy Marketing segment's fourth quarter fiscal 2000 earnings of $0.2 million were $0.2 million lower than the prior year's fourth quarter. Although this segment recognized a $3.5 million after tax mark-to-market gain from derivative activities (compared with a $0.7 million after tax hedging gain in the prior year's quarter), it also accrued a loss contingency of $1.6 million after tax on the unhedged portion of its fixed price sales contracts for sales of natural gas to customers in fiscal 2001. In addition, greater interest expense on higher debt balances coupled with higher operating expenses and lower sales margins during the quarter contributed to lower earnings. With a higher level of residential heating customers than in the past, this segment will likely show seasonal losses during the summer months much like the Utility segment.*

         Earnings of the Corporate operations for the fourth quarter of fiscal 2000 of $0.4 million were down $1.2 million when compared with the fourth quarter of fiscal 1999. The main reason is that the 1999 quarter included a gain resulting from the demutualization of an insurance company. As a policyholder, National Fuel received stock of the insurance company as part of its initial public offering.

         In the Exploration and Production segment, earnings for the quarter ended September 30, 2000 were $13.0 million, up $8.8 million from the prior year's fourth quarter. Earnings from the recent Canadian acquisition of Tri Link Resources, Ltd. (now known as National Fuel Exploration Corp. ("NFE") and significantly higher oil and gas prices in the current quarter were the main reasons for higher earnings. NFE added $5.5 million to earnings this quarter.

                                     -more-

National Fuel, 4th Quarter Earnings
2000 Fiscal Year Results
Page 3.

Weighted average prices (after hedging) for oil and gas production increased 72% and 9%, respectively, for the quarter ended September 30, 2000 compared with the same quarter of last year. An 83% increase in oil production was largely attributable to production from NFE's Canadian wells.

         The International segment's loss for the fourth quarter of fiscal 2000 of $4.3 million was $1.4 million lower than the loss in the prior year's quarter. The improvement in the current year was caused mainly by higher margins and the further decline in the exchange rate of the Czech koruna (which reduced the loss).

DISCUSSION OF ANNUAL RESULTS

         The increase in earnings of $12.2 million for the fiscal year ended September 30, 2000 as compared with the prior fiscal year was mainly the result of higher earnings in the Exploration and Production segment as significantly higher oil and gas prices, as well as earnings from the recently acquired NFE, drove up earnings. In addition, the Utility segment's earnings were up a little over 1% as various factors offset one another. The Timber and International segments also had higher earnings. The Timber segment's fiscal 2000 earnings reflect a gain on the sale of land and standing timber, which occurred in the second quarter of fiscal 2000. The International segment's earnings increased as a result of lower O&M and additional consideration received on the sale of a previous project.

         Increased earnings of these segments were offset in part by lower earnings in the Pipeline and Storage and Energy Marketing segments and in Corporate operations. In the Pipeline and Storage segment, higher SARs expense was a significant cause of lower earnings. Also, this segment's earnings were negatively impacted in the current year by a new state income tax resulting from recently enacted tax law changes in New York State. In addition, the prior year's earnings included interest income and a reduction in income tax related to the final settlement of Internal Revenue Service audits of years 1977 - 1994. These items did not recur in the current year. The Energy Marketing segment's earnings are down due mainly to mark-to-market losses on derivative instruments, lower margins on marketing activities, the accrual of a loss contingency, as discussed in the quarter above, and higher expenses, including interest. Lower earnings from Corporate operations mainly resulted from the gain recognized in fiscal 1999 on the demutualization of an insurance company, as discussed above, offset in part by higher earnings on various financial investments in the current year.

                                     -more-

National Fuel, 4th Quarter Earnings
2000 Fiscal Year Results
Page 4.

         Mr. Kennedy added: "We are pleased that our expansion in the Canadian energy arena has provided such strong returns in a relatively short period of time. We expect the solid performance of our Exploration and Production segment to continue through fiscal 2001.* This performance, together with the continued strong contributions from our regulated segments, supports our outlook for record earnings in fiscal 2001 in the $4.25 to $4.35 per share range.*"

         The Company will host a conference call on Thursday, October 26, 2000 at 11:00 a.m. (Eastern Time) to discuss this announcement. To access this call, please go to the Company's home page at its website http://www.nationalfuelgas.com and click on the words "Conference Call". For those unable to listen to the live broadcast, a replay will be available at the same website beginning about one hour after the call. In addition, the call will be recorded and a toll-free replay will be available for playback by telephone approximately one hour after the call at 1-800-944-3033.

         National Fuel is an integrated energy company with $3.2 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

--------------------

  * This statement is a "forward-looking statement" as defined by the Private Securities Litigation Reform Act of 1995. While National Fuel's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, actual results may differ materially from those in the forward-looking statement. Furthermore, such statement speaks only as of the date on which it is made, and National Fuel undertakes no obligation to update the statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. In addition to other factors, the following are important factors that could cause actual results to differ materially from the statement: changes in economic conditions, demographic patterns and weather conditions; changes in the availability and/or price of natural gas and oil; inability to obtain new customers or retain existing ones; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays; occurrences affecting the Company's ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserves; ability to successfully identify and finance oil and gas property acquisitions and ability to operate existing and any subsequently acquired properties; changes in the availability and/or price of derivative financial instruments; inability of the various counterparts to meet their obligations with respect to the Company's financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies, in rates of inflation or interest; significant changes in the Company's relationship with its employees and the potential adverse effects if labor disputes or grievances were to occur; and/or changes in accounting principles and/or the application of such principles to the Company.

Analyst Contact:  Margaret Suto (716) 857-6987
Media Contact:    Julie Coppola Cox (716) 857-7079


                                     -more-

Page 5

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
                                                                    Three Months Ended                   Twelve Months Ended
                                                                      September 30,                         September 30,
                                                                       (Unaudited)
                                                              -------------------------------      --------------------------------
SUMMARY OF OPERATIONS                                             2000             1999                2000             1999
---------------------
                                                              --------------  ---------------      -------------   ----------------
Operating Revenues                                             $    249,278    $      190,791        $1,425,277        $ 1,263,274
                                                              --------------  ---------------      -------------   ----------------
Operating Expenses:
  Purchased Gas                                                      61,705           28,652            503,617            405,925
  Fuel Used in Heat and Electric Generation                           8,330            8,478             54,893             55,788
  Operation and Maintenance                                          91,932           79,144            350,383            328,800
  Property, Franchise and Other Taxes                                17,684           17,642             78,878             91,146
  Depreciation, Depletion and Amortization                           39,484           31,958            142,170            124,778
  Income Taxes - Current                                            (27,235)           3,418             35,210             50,798
               - Deferred                                            30,464            1,119             41,858             14,031
                                                              --------------  ---------------      -------------   ----------------
                                                                    222,364          170,411          1,207,009          1,071,266
                                                              --------------  ---------------      -------------   ----------------

Operating Income                                                     26,914           20,380            218,268            192,008
Other Income                                                          2,772            4,442             10,408             12,343
                                                              --------------  ---------------      -------------   ----------------

Income Before Interest Charges and Minority
  Interest in Foreign Subsidiaries                                   29,686           24,822            228,676            204,351

Interest Charges                                                     28,339           21,313            100,085             87,698
Minority Interest in Foreign Subsidiaries                               871              924             (1,384)            (1,616)
                                                              --------------  ---------------      -------------   ----------------

Net Income Available for Common Stock                          $      2,218    $       4,433        $   127,207     $      115,037
                                                              ==============  ===============      =============   ================

Earnings Per Common Share:
   Basic                                                             $ 0.06           $ 0.11             $ 3.25             $ 2.98
                                                               ==============  ===============      =============   ================
   Diluted                                                           $ 0.06           $ 0.11             $ 3.21             $ 2.95
                                                               ==============  ===============      =============   ================

Weighted Average Common Shares:
  Used in Basic Calculation                                      39,290,766       38,805,534         39,116,921         38,663,981
                                                              ==============  ===============      =============   ================
  Used in Diluted Calculation                                    39,930,180       39,246,318         39,583,100         39,041,728
                                                              ==============  ===============      =============   ================

Page 6

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES



SEGMENT INFORMATION
(Thousands of Dollars)
                                             Three Months Ended                            Twelve Months Ended
                                                September 30,                                  September 30,
                                                 (Unaudited)
                               ---------------------------------------------  ---------------------------------------------

                                                                Increase                                       Increase
                                   2000            1999        (Decrease)         2000            1999        (Decrease)
                               --------------  -------------- --------------  --------------  -------------  --------------
Operating Revenues
------------------
Utility                            $ 102,419        $ 96,505        $ 5,914       $ 846,459      $ 807,355        $ 39,104
Pipeline and Storage                  41,459          42,108           (649)        169,659        168,783             876
Exploration and Production            84,255          41,544         42,711         238,070        146,994          91,076
International                         11,751           9,880          1,871         104,736        107,045          (2,309)
Energy Marketing                      25,368          16,835          8,533         133,929         99,088          34,841
Timber                                 8,239           7,007          1,232          39,172         31,117           8,055
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Reportable Segments         273,491         213,879         59,612       1,532,025      1,360,382         171,643
All Other                                 39             229           (190)          5,345          1,765           3,580
Intersegment Eliminations            (24,252)        (23,317)          (935)       (112,093)       (98,873)        (13,220)
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Consolidated              $ 249,278       $ 190,791       $ 58,487     $ 1,425,277    $ 1,263,274       $ 162,003
                               ==============  ============== ==============  ==============  =============  ==============

Operating Income (Loss)
 Before Income Taxes
-----------------------
Utility                            $ (11,429)         $ (840)     $ (10,589)      $ 126,157      $ 120,283         $ 5,874
Pipeline and Storage                  11,224          18,471         (7,247)         65,155         72,104          (6,949)
Exploration and Production            35,571          12,418         23,153          94,908         42,215          52,693
International                         (5,016)         (5,814)           798          12,938         12,861              77
Energy Marketing                         420             336             84         (12,000)         3,036         (15,036)
Timber                                   866           1,587           (721)         11,220          9,745           1,475
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Reportable Segments          31,636          26,158          5,478         298,378        260,244          38,134
All Other                               (870)           (444)          (426)           (425)          (857)            432
Corporate                               (623)           (797)           174          (2,617)        (2,550)            (67)
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Consolidated               $ 30,143        $ 24,917        $ 5,226       $ 295,336      $ 256,837        $ 38,499
                               ==============  ============== ==============  ==============  =============  ==============
Net Income
----------
Utility                            $ (11,182)       $ (5,562)      $ (5,620)       $ 57,662       $ 56,875           $ 787
Pipeline and Storage                   4,852           9,671         (4,819)         31,614         39,765          (8,151)
Exploration and Production            12,967           4,145          8,822          34,877          7,127          27,750
International                         (4,324)         (5,720)         1,396           3,282          2,276           1,006
Energy Marketing                         152             324           (172)         (7,790)         2,054          (9,844)
Timber                                   (42)            323           (365)          6,133          4,769           1,364
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Reportable Segments           2,423           3,181           (758)        125,778        112,866          12,912
All Other                               (582)           (323)          (259)           (371)          (162)           (209)
Corporate                                377           1,575         (1,198)          1,800          2,333            (533)
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Consolidated                $ 2,218         $ 4,433       $ (2,215)      $ 127,207      $ 115,037        $ 12,170
                               ==============  ============== ==============  ==============  =============  ==============

Page 7

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES



SEGMENT INFORMATION (Continued)
(Thousands of Dollars)
                                          Three Months Ended                            Twelve Months Ended
                                             September 30,                                  September 30,
                                               (Unaudited)
                              -------------------------------------------    ----------------------------------------------

                                                              Increase                                         Increase
                                  2000           1999        (Decrease)          2000             1999        (Decrease)
                              -------------  -------------  -------------    -------------    -------------- --------------

Depreciation, Depletion
 and Amortization:
-----------------------
Utility                            $ 8,927        $ 8,213          $ 714         $ 35,842          $ 34,215        $ 1,627
Pipeline and Storage                 5,765          5,653            112           23,379            22,690            689
Exploration and Production          21,526         15,209          6,317           69,583            55,750         13,833
International                        2,799          2,573            226           11,110            10,473            637
Energy Marketing                        59             50              9              209               165             44
Timber                                 376            256            120            1,948             1,476            472
                              -------------  -------------  -------------    -------------    -------------- --------------
   Total Reportable Segments        39,452         31,954          7,498          142,071           124,769         17,302
All Other                               31              3             28               97                 7             90
Corporate                                1              1              -                2                 2              -
                              -------------  -------------  -------------    -------------    -------------- --------------
   Total Consolidated             $ 39,484       $ 31,958        $ 7,526        $ 142,170         $ 124,778       $ 17,392
                              =============  =============  =============    =============    ============== ==============

Expenditures for
 Long-Lived Assets
------------------
Utility                           $ 12,698       $ 16,376       $ (3,678)        $ 55,799          $ 46,974        $ 8,825
Pipeline and Storage                 6,266         11,773         (5,507)          35,806  (1)       34,873            933
Exploration and Production          59,836         17,106         42,730          280,049            97,586        182,463
International                        3,460          9,830         (6,370)           9,767            33,412        (23,645)
Energy Marketing                        70             41             29               89               302           (213)
Timber                               2,128            902          1,226           13,542            52,314        (38,772)
                              -------------  -------------  -------------    -------------    -------------- --------------
   Total Reportable Segments        84,458         56,028         28,430          395,052           265,461        129,591
All Other                              118              9            109            3,725                69          3,656
                              -------------  -------------  -------------    -------------    -------------- --------------
   Total Consolidated             $ 84,576       $ 56,037       $ 28,539        $ 398,777         $ 265,530      $ 133,247
                              =============  =============  =============    =============    ============== ==============

(1) Includes $1.2 million in a stock-for-asset swap.



DEGREE DAYS

                                                                                                     Percent Colder
                                                                                                     (Warmer) Than:
Three Months Ended September 30                 Normal          2000             1999             Normal       Last Year
-------------------------------
                                             -------------  -------------    -------------    -------------- --------------

  Buffalo, NY                                         199            222              114              11.6           94.7
  Erie, PA                                            100            179               94              79.0           90.4

Twelve  Months Ended September 30

  Buffalo, NY                                       6,932          6,312            6,180              (8.9)           2.1
  Erie, PA                                          6,230          5,657            5,607              (9.2)           0.9


Page 8

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES


Utility Throughput - (millions of cubic feet - MMcf)
                                                 Three Months Ended                         Twelve Months Ended
                                                    September 30,                              September 30,
                                        --------------------------------------    -----------------------------------------
                                                                    Increase                                    Increase
                                           2000         1999       (Decrease)        2000          1999        (Decrease)
                                        -----------   ----------   -----------    ------------  ------------   ------------
    Residential Sales                        5,430        4,979           451          68,196        71,177         (2,981)
    Commercial Sales                           887          830            57          12,312        13,885         (1,573)
    Industrial Sales                         1,347        1,166           181           4,276         4,144            132
                                        -----------   ----------   -----------    ------------  ------------   ------------
                                             7,664        6,975           689          84,784        89,206         (4,422)
                                        -----------   ----------   -----------    ------------  ------------   ------------
     Off-System Sales                        1,917        2,275          (358)         12,833        12,469            364
    Transportation                          11,119       10,621           498          71,862        64,086          7,776
                                        -----------   ----------   -----------    ------------  ------------   ------------
                                            20,700       19,871           829         169,479       165,761          3,718
                                        ===========   ==========   ===========    ============  ============   ============

Pipeline & Storage Throughput- (MMcf)
                                                 Three Months Ended                         Twelve Months Ended
                                                    September 30,                              September 30,
                                        --------------------------------------    -----------------------------------------
                                                                    Increase                                    Increase
                                           2000         1999       (Decrease)        2000          1999        (Decrease)
                                        -----------   ----------   -----------    ------------  ------------   ------------
    Firm Transportation - Affiliated        13,095       13,090             5         113,241       108,250          4,991
    Firm Transportation - Non-Affiliated    41,149       46,757        (5,608)        178,577       191,992        (13,415)
    Interruptible Transportation            14,531        3,962        10,569          21,730         8,061         13,669
                                        -----------   ----------   -----------    ------------  ------------   ------------
                                            68,775       63,809         4,966         313,548       308,303          5,245
                                        ===========   ==========   ===========    ============  ============   ============

Energy Marketing Volumes
                                                 Three Months Ended                         Twelve Months Ended
                                                    September 30,                              September 30,
                                        --------------------------------------    -----------------------------------------
                                                                    Increase                                    Increase
                                           2000         1999       (Decrease)        2000          1999        (Decrease)
                                        -----------   ----------   -----------    ------------  ------------   ------------
    Natural Gas (MMcf)                       3,969        5,223        (1,254)         35,465        34,454          1,011
                                        ===========   ==========   ===========    ============  ============   ============

International Sales Volumes
                                                 Three Months Ended                         Twelve Months Ended
                                                    September 30,                              September 30,
                                        --------------------------------------    -----------------------------------------
                                                                    Increase                                    Increase
                                           2000         1999       (Decrease)        2000          1999        (Decrease)
                                        -----------   ----------   -----------    ------------  ------------   ------------
    Heating (Gigajoules)                   757,717      544,628       213,089      10,222,024    10,047,042        174,982
                                        ===========   ==========   ===========    ============  ============   ============

    Electricity (Megawatt hours)           235,783      241,151        (5,368)      1,147,303     1,138,980          8,323
                                        ===========   ==========   ===========    ============  ============   ============

Timber Board Feet (Thousands)
                                                 Three Months Ended                         Twelve Months Ended
                                                    September 30,                              September 30,
                                        --------------------------------------    -----------------------------------------
                                                                    Increase                                    Increase
                                           2000         1999       (Decrease)        2000          1999        (Decrease)
                                        -----------   ----------   -----------    ------------  ------------   ------------
   Log Sales                                 1,931        1,677           254           9,370         6,902          2,468
   Green Lumber Sales                        1,788        1,774            14           8,193         8,541           (348)
   Kiln Dry Lumber Sales                     1,644        1,589            55           6,987         5,711          1,276
                                        -----------   ----------   -----------    ------------  ------------   ------------
                                             5,363        5,040           323          24,550        21,154          3,396
                                        ===========   ==========   ===========    ============  ============   ============

Page 9

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                     EXPLORATION AND PRODUCTION INFORMATION
                     --------------------------------------


                                                           Three Months Ended                         Twelve Months Ended
                                                              September 30,                              September 30,
                                                 ----------------------------------------    --------------------------------------
                                                                              Increase                                  Increase
                                                    2000          1999       (Decrease)         2000        1999       (Decrease)
                                                 -----------   -----------  -------------    -----------  ----------  -------------
Gas Production/Prices:
---------------------
Production (MMcf)
  Gulf Coast                                          7,813         7,285            528         32,760      28,758          4,002
  West Coast                                          1,072         1,138            (66)         4,374       3,977            397
  Appalachia                                          1,092         1,050             42          4,344       4,431            (87)
  Canada                                                175             -            175            192           -            192
                                                 -----------   -----------  -------------    -----------  ----------  -------------
                                                     10,152         9,473            679         41,670      37,166          4,504
                                                 ===========   ===========  =============    ===========  ==========  =============
Average Prices (Per  Mcf)
  Gulf Coast                                         $ 4.43        $ 2.62         $ 1.81         $ 3.29      $ 2.15         $ 1.14
  West Coast                                           5.48          2.56           2.92           3.62        2.28           1.34
  Appalachia                                           3.81          2.49           1.32           3.16        2.44           0.72
  Canada                                               2.51             -           2.51           2.52           -           2.52
    Weighted Average                                   4.44          2.60           1.84           3.31        2.20           1.11
    Weighted Average after Hedging                     2.49          2.29           0.20           2.61        2.24           0.37

Oil Production/Prices:
---------------------
Production (Thousands of Barrels)
  Gulf Coast                                            389           351             38          1,415       1,373             42
  West Coast                                            718           676             42          2,824       2,633            191
  Appalachia                                              2             3             (1)             9          10             (1)
  Canada                                                771             -            771            899           -            899
                                                 -----------   -----------  -------------    -----------  ----------  -------------
                                                      1,880         1,030            850          5,147       4,016          1,131
                                                 ===========   ===========  =============    ===========  ==========  =============

Average Prices (Per Barrel)
  Gulf Coast                                        $ 31.44       $ 20.32        $ 11.12        $ 28.27     $ 15.18        $ 13.09
  West Coast                                          27.31         15.76          11.55          23.87       11.62          12.25
  Appalachia                                          28.49         18.86           9.63          25.12       14.73          10.39
  Canada                                              29.40             -          29.40          29.28           -          29.28
    Weighted Average                                  29.02         17.33          11.69          26.03       12.85          13.18
    Weighted Average after Hedging                    27.41         15.98          11.43          22.85       12.96           9.89


PROVED DEVELOPED AND UNDEVELOPED RESERVES:
                                                                     Oil (Thousands                    Total
                                           Gas (MMcf)                 of Barrels)              (MMcf Equivalents)
                                   -------------------------------------------------------  -------------------------

Beginning of Year                           320,792                      75,819                      775,706
Extensions and Discoveries                   34,641                      3,932                        58,233
Revisions of Previous Estimates              (8,001)                     4,000                        15,999
Production                                  (41,670)                    (5,147)                      (72,552)
Purchase of Minerals in Place                 3,349                     41,320                       251,269
Sales of Minerals in Place                   (7,444)                      (227)                       (8,806)
                                         -----------                -----------                 -------------
End of Year                                 301,667                    119,697                     1,019,849
                                         ===========                ===========                 =============

Page 10

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES




Quarter Ended September 30 (unaudited)                     2000                     1999
-------------------------------------              ---------------------    ---------------------

  Operating Revenues                                      $ 249,278,000            $ 190,791,000
                                                   =====================    =====================

  Net Income Available for Common Stock                     $ 2,218,000              $ 4,433,000
                                                   =====================    =====================

  Earnings Per Common Share:
     Basic                                                       $ 0.06                   $ 0.11
                                                   =====================    =====================
     Diluted                                                     $ 0.06                   $ 0.11
                                                   =====================    =====================

   Weighted Average Common Shares:
      Used in Basic Calculation                              39,290,766               38,805,534
                                                   =====================    =====================
      Used in Diluted Calculation                            39,930,180               39,246,318
                                                   =====================    =====================



Twelve Months Ended September 30

  Operating Revenues                                    $ 1,425,277,000          $ 1,263,274,000
                                                   =====================    =====================

  Net Income Available for Common Stock                   $ 127,207,000            $ 115,037,000
                                                   =====================    =====================

  Earnings Per Common Share:
     Basic                                                $ 3.25                   $ 2.98.25
                                                   =====================    =====================
     Diluted                                              $ 3.21                   $ 2.95.21
                                                   =====================    =====================

   Weighted Average Common Shares:
      Used in Basic Calculation                              39,116,921               38,663,981
                                                   =====================    =====================
      Used in Diluted Calculation                            39,583,100               39,041,728
                                                   =====================    =====================